UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GlobeImmune, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable.

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GLOBEIMMUNE, INC.

1450 Infinite Drive

Louisville, CO 80027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 9, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of GLOBEIMMUNE, INC., a Delaware corporation (the “Company” or “GlobeImmune”). The meeting will be held on Thursday, July 9, 2015 at 8:00 a.m. local time at the Company’s offices at 1450 Infinite Drive, Louisville, CO 80027 for the following purposes:

1.	To elect five nominees for director, each to serve until the 2016 Annual Meeting of Stockholders and until his successor has been elected and qualified. The Company’s Board of Directors (the “Board”) intends to present the following individuals as its nominees for election as directors:

Timothy C. Rodell, M.D.	J. William Freytag, Ph.D.
Augustine J. Lawlor	Dan J. Mitchell
S. Edward Torres

2.	To ratify the selection by the Audit Committee of the Board of Directors of EKS&H LLLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 15, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

C. Jeffrey Dekker

Vice President, Finance, Treasurer and Secretary

Louisville, CO

May 22, 2015

Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, GlobeImmune has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on May 15, 2015 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. GlobeImmune expects to mail the Notice of Internet Availability of Proxy Materials on or about May 28, 2015.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

GLOBEIMMUNE, INC.

1450 INFINITE DRIVE

LOUISVILLE, CO 80027

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

July 9, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 28, 2015 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or around June 5, 2015.

How do I attend the annual meeting?

The meeting will be held on Thursday, July 9, 2015 at 8:00 a.m. local time at the Company’s offices at 1450 Infinite Drive, Louisville, CO 80027. Directions to the annual meeting may be found at www.globeimmune.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 15, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 5,751,574 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 15, 2015 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote, as instructed below and in the Notice, via the Internet or the telephone, as promptly as possible to ensure your vote is counted. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 15, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of five directors; and

•	Ratification of the selection by the Audit Committee of the Board (the “Audit Committee”) of EKS&H LLLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your vote to ratify the selection by the Audit Committee of EKS&H LLLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Mountain Time on July 8, 2015 to be counted.

•	To vote through the internet, go to www.envisionreports.com/GBIM to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Mountain Time on July 8, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 15, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1without your instructions, but may vote your shares on Proposal 2, even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all five nominees for director, and “For” the ratification of the selection by the Audit Committee of EKS&H LLLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies . We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

You may submit another properly completed proxy card with a later date.

You may grant a subsequent proxy by telephone or through the internet.

You may send a timely written notice that you are revoking your proxy to our Secretary at 1450 Infinite Drive, Louisville, CO 80027.

You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 29, 2016, to our Secretary at 1450 Infinite Drive, Louisville, CO 80027. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no later than the close of business on April 10, 2016, nor earlier than on March 10, 2016.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withheld” and broker non-votes. Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None

2	Ratification of the selection of EKS&H LLLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2015	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 5,751,574 shares outstanding and entitled to vote. Thus, the holders of 2,875,788 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

GlobeImmune’s authorized Board currently consists of six directors. There are five nominees for director this year, because the Board anticipates reducing the authorized number of directors to five prior to the Annual Meeting. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the five nominees receiving the highest number of affirmative votes will be elected. If properly submitted, shares represented by proxy will be voted for the election of the five nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Nominees

Set forth below are the names of the nominees and certain information about them, including their ages as of May 15, 2015, and a discussion of the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) to recommend and the Board to conclude that the nominee should serve as a director of the Company:

Name	Age	Position
Timothy C. Rodell, M.D.	64	Chief Executive Officer, President and Director
J. William Freytag, Ph.D.	63	Chairman of the Board, Director
Augustine J. Lawlor	58	Director
Dan J. Mitchell	58	Director
S. Edward Torres	52	Director

Timothy C. Rodell, M.D. has been our Chief Executive Officer and a member of our Board of Directors since April 2003 and has been our President since June 2005. From March 2002 until April 2003, Dr. Rodell worked with SMG, Inc., a pharmaceutical consulting firm. From November 1999 until February 2002, Dr. Rodell was President and Chief Executive Officer of RxKinetix, Inc., a private drug delivery company. From March 1996 until October 2000, he held a number of positions at OXIS International, Inc., a publicly-traded developer of biotech and pharmaceutical technologies and products, including Chief Technology Officer and Chairman and President of OXIS International, SA, the company’s French subsidiary. From 1985 until 1995, Dr. Rodell was at Cortech, Inc., a publicly-traded biopharmaceutical company, where he was most recently Executive Vice President of Operations and Product Development. He currently serves on the Board of Directors of the Biotechnology Industry Organization. Dr. Rodell earned his M.D. from the University of North Carolina School of Medicine and is board certified in internal medicine and pulmonary medicine. He also completed post-doctoral fellowships in molecular biology and cell biology at the Eleanor Roosevelt Cancer Institute and the Webb Waring Institute, respectively. The Nominating and Corporate Governance Committee believes that Dr. Rodell possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as a medical doctor, his operational and management expertise, and his years of leadership experience.

J. William Freytag, Ph.D. has served as Chairman of our Board of Directors since January 2011 and has served as a member of our Board of Directors since March 2008. Dr. Freytag served as a member of the Board of Directors of ARCA biopharma, Inc., a publicly-traded biopharmaceutical company, from January 2009 to March 2011, serving as chair and a member of its compensation committee and its Lead Director from January 2009 to March 2011. Dr. Freytag served as a director of Immunicon Corp., a publicly-traded developer of diagnostic products, as well as a member of its compensation committee, from May 1998 until its merger with Veridex, LLC in June 2008. Dr. Freytag was Chairman and Chief Executive Officer of Aspreva Pharmaceuticals Corp., a publicly-traded pharmaceutical company, from July 2007 until its merger with Galenica AG in January 2008. Prior to Aspreva, Dr. Freytag was President, Chief Executive Officer and Chairman of the Board of Directors of Myogen, Inc., a publicly-traded pharmaceutical company, from July 1998 until Myogen was acquired by Gilead Sciences, Inc. in November 2006. From November 2006 through June 2007, Dr. Freytag served as Senior Advisor to Gilead. From October 1994 to May 1998, Dr. Freytag was a Senior Vice President at Somatogen, Inc., a publicly-traded biotechnology company. Prior to Somatogen, he was President of Research and Development at Boehringer Mannheim Corporation, an international healthcare company, from May 1990 to September 1994. Previously, Dr. Freytag spent ten years with DuPont in various research and business positions in the Medical Products Department. Dr. Freytag received a B.S. from Purdue University and a Ph.D. in biochemistry from the University of Kansas Medical Center. The Nominating and Corporate Governance Committee believes that Dr. Freytag’s scientific and business expertise, including his diversified background as an executive officer and investor in public pharmaceutical companies, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

Augustine J. Lawlor has been a member of our Board of Directors since June 2003. Mr. Lawlor has been a managing director of HealthCare Ventures LLC since June 2000. Prior to joining HealthCare Ventures, Mr. Lawlor served as Chief Operating Officer of LeukoSite Inc., a biotechnology company, from June 1997 to June 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology, Inc., a biotechnology company. He was also previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technologies Corporation, a biofilm company. Mr. Lawlor serves on the Board of Directors of Cardiovascular Systems, Inc., a publicly-traded biopharmaceutical company. From May 2004 to July 2011 Mr. Lawlor served on the Board of Directors of Human Genome Sciences, Inc., a publicly-traded biopharmaceutical company, and a number of private companies. He received a B.A. from the University of New Hampshire and a master’s degree in management from Yale University. The Nominating and Corporate Governance Committee believes that Mr. Lawlor’s business, financial and leadership expertise, including his experience in the venture capital industry and his years of business leadership, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

Dan J. Mitchell has been a member of our Board of Directors since June 2003. Mr. Mitchell founded and is a Manager of Sequel Venture Partners, L.L.C., a venture capital firm formed in January 1997. Prior to founding Sequel Venture Partners, Mr. Mitchell was a founder of Capital Health Venture Partners, a health care focused venture capital firm, in October 1986 where he was a General Partner until 2006. From 2002 to 2009, he served on the Board of Directors of Replidyne, Inc., a publicly-traded pharmaceutical company acquired by Cardiovascular Systems, Inc. In February 2014, Mr. Mitchell joined the Board of Directors of ARCA biopharma, Inc., a publicly-traded pharmaceutical company, where Mr. Mitchell serves as a member of the Board of Directors’ Audit Committee and Nominating and Corporate Governance Committee. Mr. Mitchell currently serves on the Board of Directors of several private companies. Mr. Mitchell holds a B.S. from the University of Illinois and an M.B.A. from the University of California at Berkeley. The Nominating and Corporate Governance Committee believes that Mr. Mitchell’s business, financial and leadership expertise, including his experience in the venture capital industry and his years of business leadership, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

S. Edward Torres has been a member of our Board of Directors since November 2010. Mr. Torres has been a Managing Director of Lilly Ventures Fund I, LLC, a venture capital fund since March 2009. From January

2006 until February 2009, he was a Managing Director of Lilly Ventures while Lilly Ventures was wholly-owned by Eli Lilly and Company. From December 2001 until December 2005, Mr. Torres was a Principal with Lilly Ventures. Prior to his various roles with Lilly Ventures, Mr. Torres held a range of positions with Eli Lilly and Company from 1989 through 2001, which included operational finance, planning, mergers and acquisitions, business development and global marketing roles. He currently serves on the Board of Directors of Receptos, Inc., a publicly traded biopharmaceutical company, where Mr. Torres serves as the chairman of the Audit Committee and as a member of Compensation Committee. Mr. Torres currently serves on the Board of Directors of several private companies. Mr. Torres received a B.A. from Creighton University and an M.B.A. from the University of Michigan Business School. The Nominating and Corporate Governance Committee believes that Mr. Torres’s business, financial and leadership expertise, including his experience in the venture capital industry and his years of business leadership, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Freytag, Mr. Lawlor, Mr. Mitchell and Mr. Torres. In making this determination, the Board found that none of the directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Rodell, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his relationship with the Company.

Board Leadership Structure

The Company has structured its Board in a way that the Company believes effectively serves its objectives of corporate governance and management oversight. The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Company believes that the Chief Executive Officer should be responsible for the day to day leadership and performance of the Company, while the Chairman of the Board should work with the Chief Executive Officer and the rest of the Board to assist in setting the strategic direction for the Company and provide guidance to, and oversight of the Chief Executive Officer. The Chairman also sets the agenda for Board meetings and presides over them.

Role of the Board in Risk Oversight and Risk Management

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while the Board is responsible for monitoring and assessing strategic risk exposure, the audit committee has the responsibility to consider and discuss the major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of GlobeImmune’s accounting and financial reporting processes. In accordance with the nominating and corporate governance committee’s charter, the nominating and corporate governance committee is responsible for establishing and monitoring the effectiveness of the Company’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The compensation committee assesses and monitors whether any compensation policies and programs have the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met six times during the 2014 fiscal year. The independent members of the Board met separately as a group in connection with two regularly scheduled board meetings in 2014.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2014, for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Dr. Timothy C. Rodell
Dr. J. William Freytag			X	*	X
Mr. Augustine J. Lawlor	X
Mr. Dan J. Mitchell	X		X		X	*
S. Edward Torres	X	*
Total meetings in fiscal year 2014	4		2		0

*	Current Committee Chairperson.

Board Committees

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is currently composed of three directors: Mr. Lawlor, Mr. Mitchell and Mr. Torres (chair). The Audit Committee met four times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.globeimmune.com.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has also determined that Mr. Torres qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Torres’s level of knowledge and experience based on a number of factors, including his prior experience, business acumen and independence.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Mr. Augustine J. Lawlor Mr. Dan J. Mitchell Mr. S. Edward Torres

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is currently composed of two directors: Dr. Freytag (chair) and Mr. Mitchell. All members of the Compensation Committee are independent, as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee met two times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.globeimmune.com.

The Compensation Committee acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	assessing the overall compensation structure of the Company and evaluating and recommending changes to the Company’s compensation philosophies and strategies;

•	reviewing and approving performance-based compensation plans or programs, including establishing goals and targets, applicable to the Chief Executive Officer and other members of the management team;

•	administering, reviewing, and approving all executive compensation programs or plans, and all of the Company’s incentive compensation and stock plans and awards thereunder of the Company, including amendments to the programs, plans or awards made thereunder; and

•	preparing and approving the Report of the Compensation Committee to be included as part of the Company’s annual meeting proxy statement, to the extent required.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets on a regular basis as it deems appropriate. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In January 2015, the Company’s Compensation Committee reviewed the Company’s executive compensation in light of general market conditions in the life science industry. As part of this review process, the Compensation Committee purchased custom compensation survey of pre-commercial publicly held companies with less than $100 million in revenue and less than 100 employees and analyzed the compensation packages of executives from 49 pre-revenue biotechnology companies that completed an initial public offering in the previous two years with less than 250 employees.

In 2014, the Compensation Committee decided not to increase the Company’s named executive officers’ salaries due to the Company’s financial status. In setting 2015 base salary and cash bonus award amounts for GlobeImmune’s named executive officers, the Compensation Committee analyzed the peer group data and targeted cash compensation in the 25th to 50th percentile of cash compensation paid to similarly situated executive officers within the peer group. The Compensation Committee recommended and approved a base salary of $405,000 for Dr. Rodell, a base salary of $200,000 for Mr. Dekker and a base salary of $197,220 for Mr. Christoffersen for the fiscal year 2015 and that the target annual bonus for Dr. Rodell would equal 40% of his annual base salary and the target annual bonuses for Mr. Dekker and Mr. Christoffersen would equal 25% of their respective annual base salaries.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth quarter of the year or the first quarter of the following year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.

The Compensation Committee reviews and approves the compensation of the Chief Executive Officer and the other executive officers of the Company, including annual base salaries, annual and long-term incentive or bonus awards, employment agreements, and severance and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. The Compensation Committee evaluates the performance of the Chief Executive Officer in light of Company and individual goals and objectives, and makes appropriate recommendations for improving performance. In performing the evaluation, the Chair of the Compensation Committee may solicit comments from the other non-employee members of the Board and lead the Board in an overall review of the Chief Executive Officer’s performance in an executive session of non-employee Board members. The Compensation Committee is responsible for the approval of any executive officer employment agreement, including any amendments thereto.

For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding compensation for Board and Committee service, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company and its employees, including its executive officers. The Nominating and Corporate Governance Committee is currently composed of two directors, Dr. Freytag and Mr. Mitchell. All members of the Nominating and Corporate Governance Committee in 2014 were independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not meet during the 2014 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and www.globeimmune.com.

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvasses its members and the Company’s management team for potential candidates for the Board. The Nominating and Corporate Governance Committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made.

Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of a potential member, such as the candidate’s education, professional background and field of expertise including industry or academic experience in the pharmaceutical and biotechnology fields, experience in corporate governance and management, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes it is essential that Board members come from a variety of backgrounds and experiences.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall contributions to the Company and the Board during their terms, including level of attendance, level of participation, quality of performance and contribution to the Board’s responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ and SEC purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the Board by majority vote.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee addressed to the Corporate Secretary, between 90 and 120 days before the one year anniversary date of GlobeImmune’s last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the recommending stockholder is a beneficial or record owner of GlobeImmune’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder.

In 2014, the Nominating and Corporate Governance Committee did not pay any fees to assist in the process of identifying or evaluating director candidates.

Code of Ethics

The Company has adopted the GlobeImmune, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available to stockholders on the Company’s web site at www.globeimmune.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on the Company’s web site at www.globeimmune.com. To date, there have been no waivers under the Code of Business Conduct and Ethics.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or any Chair of any such committee by U.S. mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. Such correspondence should be sent c/o Corporate Secretary, GlobeImmune, Inc., 1450 Infinite Drive, Louisville, CO 80027.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. The fiscal year ending December 31, 2015 will be the first year that EKS&H has audited the Company’s financial statements. For the fiscal years ended December 31, 2014 and December 31, 2013, the Company’s independent registered public accounting firm was KPMG LLP (“KPMG”). Representatives of EKS&H are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of EKS&H as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of EKS&H to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of EKS&H.

Change in Independent Registered Public Accounting Firm

On April 1, 2015, KPMG was dismissed as the independent registered public accounting firm of GlobeImmune. The Audit Committee approved the dismissal of KPMG.

KPMG’s reports on GlobeImmune’s financial statements for the years ended December 31, 2014 and 2013, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2014, and the subsequent interim period through April 1, 2015, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except for a material weakness in internal controls due to the fact that the Company only has one employee in the accounting and finance department. As a result, the Company was unable to allow for proper segregation of duties and reviews of transactions prior to being entered into the Company’s books and records.

The material weakness had not been remediated as of April 2, 2015.

Other than as disclosed above, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

KPMG’s letter to the SEC stating its agreement with the disclosure above was filed as an exhibit to the Company’s Current Report on Form 8-K dated April 2, 2015.

On April 1, 2015, GlobeImmune engaged EKS&H as its new independent registered public accounting firm to act as the principal accountant to audit GlobeImmune’s financial statements. During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through April 1, 2015, neither GlobeImmune nor anyone on its behalf consulted with EKS&H regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on GlobeImmune’s financial statements and neither a written report nor oral advice was provided to GlobeImmune that EKS&H concluded was an important factor considered by GlobeImmune in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The following table represents aggregate fees billed, or expected to be billed, to the Company for the fiscal year ended December 31, 2014 and December 31, 2013 by KPMG, the Company’s independent registered public accounting firm for such years.

	Fiscal Year Ended 2014	Fiscal Year Ended 2013
Audit Fees (1)	$437,000	$125,000
Audit-related Fees	—	—
Tax Fees	16,395	12,500
All Other Fees	—	—

Total Fees	$453,396	$137,500

(1)	Audit Fees include fees for the (i) audit of the financial statements included in the Company’s Form 10-K for the fiscal years ended December 31, 2014 and December 31, 2013, (ii) review of interim condensed financial statements included on Forms 10-Q and (iii) attest, consent and review services normally provided by the accountant in connection with SEC filings.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The above services performed by the independent registered public accounting firm were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services that the independent registered public accounting firm may perform. The policy also requires that the independent registered public accounting firm provide in writing:

•	an annual description of all relationships between the independent registered public accounting firm and the client that may reasonably be thought to bear on independence;

•	confirm that, in the independent registered public accounting firm’s professional judgment, the independent registered public accounting firm is independent of the client under SEC requirements; and

•	discuss with the Audit Committee the independent registered public accounting firm’s independence and the potential effects on its independence of performing any non-audit related services.

The services expected to be performed by the independent registered public accounting firm during the subsequent fiscal year are presented to the Audit Committee for pre-approval. Any pre-approval must describe in writing the particular service or category of services.

Requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other member must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

The Audit Committee pre-approved all audit related, tax and other services rendered in 2014 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of the Company’s executive officers as of May 15, 2015.

Name	Age	Position
Timothy C. Rodell, M.D.	64	Chief Executive Officer, President and Director
C. Jeffrey Dekker, C.P.A.	51	Vice President, Finance, Treasurer and Secretary
Kirk A. Christoffersen, M.B.A.	47	Vice President, Corporate Development

Timothy C. Rodell, M.D. See Dr. Rodell’s biography in “Proposal Number 1 — Election of Directors.”

C. Jeffrey Dekker, C.P.A. has been GlobeImmune’s Vice President, Finance and Treasurer since October 2011 and Secretary since March 2012. Mr. Dekker joined us as Senior Director, Finance in February 2006. Prior to joining us, Mr. Dekker held leadership positions in finance and accounting at three private software companies, including at Webroot Software Inc. from October 2004 to February 2006, where he was Controller, at Requisite Technology Inc. from August 1999 to October 2004, where he was most recently Vice President and Controller, and at NxTrend Technology, Inc. from July 1993 to August 1999, where he was most recently Vice President, Corporate Controller. Mr. Dekker was at ITT Rayonier Port Angeles Pulp Division, Port Angeles, Washington from July 1989 to July 1993, where he was most recently Manager, General Accounting. From September 1986 until July 1989, he was at KPMG Peat Marwick, where he was most recently a Senior Accountant. Mr. Dekker earned a B.S. in accounting from Utah State University and is a certified public accountant.

Kirk A. Christoffersen, M.B.A. has been GlobeImmune’s Vice President, Corporate Development since December 2013. He joined us as Senior Director Corporate Development in November 2004. Prior to GlobeImmune, Mr. Christoffersen held leadership positions in corporate development and marketing at three biotechnology companies, including OSI pharmaceuticals where he was Brand Manager for Gelclair from 2003 to 2004, and Associate Director Commercial Planning from 2002 to 2003. He held positions with increasing levels of responsibility at Gilead Sciences from 1998 to 2002 where he was Manager, Senior Manager, and then Associate Director Corporate Development. He was Business Development Consultant for Ribozyme Pharmaceuticals during 1996 and 1997. Prior to working exclusively in the biopharmaceutical industry, from 1990 to 1997 he worked for Vail Resorts Inc., holding a management position for the last three years of his tenure there. Mr. Christoffersen earned a B.G.S. from the University of Michigan in 1990, and an M.B.A. from the Daniels College of Business at the University of Denver in 1993.

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of GlobeImmune’s common stock as of May 15, 2015 by:

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than five percent of the Company’s common stock;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based upon 5,751,574 shares of common stock outstanding as of May 15, 2015.

GlobeImmune has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before July 14, 2015, which is 60 days after May 15, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o GlobeImmune, Inc., 1450 Infinite Drive, Louisville, CO 80027.

Beneficial Owner	Number of Shares Outstanding	Percentage of Shares Beneficially Owned
Five Percent Stockholders:
Celgene Corporation (1)	667,452	11.5%
HealthCare Ventures VII, L.P. (2)	593,153	10.3%
Morgenthaler Partners VII, L.P. (3)	539,347	9.4%
Entities affiliated with Sequel Limited Partnership III (4)	337,547	5.9%

Named Executive Officers and Directors:
Timothy C. Rodell, M.D. (5)	133,694	2.3%
C. Jeffrey Dekker, C.P.A. (6)	16,052	*
Kirk A. Christoffersen, M.B.A. (7)	12,393	*
J. William Freytag, Ph.D. (8)	20,858	*
Augustine J. Lawlor (2)	593,153	10.3%
Dan J. Mitchell (9)	347,547	6.0%
S. Edward Torres (10)	269,508	4.7%
All current executive officers and directors as a group (7 persons) (11)	1,393,205	23.5%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)	Includes 66,782 shares issuable upon exercise of an outstanding warrant. The address for Celgene Corporation is 86 Morris Avenue, Summit, NJ 07901. Based solely upon a Schedule 13G filed with the SEC on July 9, 2014 reflecting the beneficial ownership as of July 8, 2014.

(2)	Includes 8,886 shares issuable upon exercise of outstanding warrants. The General Partner of HealthCare Ventures VII, L.P. (“HealthCare Ventures”) is HealthCare Partners VII, L.P. (“HealthCare GP”). HealthCare GP may be deemed to indirectly beneficially own the shares owned by HealthCare Ventures. Mr. Lawlor is a general partner of HealthCare GP and may be deemed to be the indirect beneficial owner of the shares owned by HealthCare Ventures. Mr. Lawlor disclaims beneficial ownership of the shares held by HealthCare Ventures, except to the extent of his pecuniary interest arising therein. The address for HealthCare Ventures is 47 Thorndike Street, Suite B1-1, Cambridge, MA 02141.
(3)	Includes 8,886 shares issuable upon exercise of outstanding warrants. The address for Morgenthaler Partners VII, L.P. is Terminal Tower, 50 Public Square, Suite 2700, Cleveland, OH 44113. Based solely upon a Schedule 13G filed with the SEC on February 17, 2015 reflecting the beneficial ownership as of December 31, 2014.
(4)	Consists of 330,453 shares (which includes 4,808 shares issuable upon exercise of outstanding warrants) held by Sequel Limited Partnership III and 7,094 shares (which includes 133 shares issuable upon exercise of outstanding warrants) held by Sequel Entrepreneurs Fund III, L.P. (collectively, the “Sequel Funds”). The general partner of the Sequel Funds is Sequel Venture Partners III, L.L.C. (“SVP III”). SVP III may be deemed to indirectly beneficially own the shares owned by the Sequel Funds. Mr. Mitchell is a manager of SVP III and may be deemed to be the indirect beneficial owner of the shares owned by the Sequel Funds. Mr. Mitchell disclaims beneficial ownership of the shares held by the Sequel Funds, except to the extent of his pecuniary interest arising therein. The address for the Sequel Funds is 4430 Arapahoe Avenue, Suite 220, Boulder, CO 80303.
(5)	Includes 126,790 shares Dr. Rodell has the right to acquire through the exercise of options exercisable within 60 days of May 15, 2015 and 1,904 shares held by SMG, Inc., of which Dr. Rodell and his wife are co-owners.
(6)	Consists of 16,052 shares Mr. Dekker has the right to acquire through the exercise of options exercisable within 60 days of May 15, 2015.
(7)	Includes 10,004 shares Mr. Christoffersen has the right to acquire through the exercise of options exercisable within 60 days of May 15, 2015.
(8)	Consists of 20,858 shares Dr. Freytag has the right to acquire through the exercise of options exercisable within 60 days of May 15, 2015.
(9)	Consists of 10,000 shares held directly by Mr. Mitchell and the shares identified in footnote 4 above.
(10)	Includes 1,614 shares issuable upon exercise of an outstanding warrant. Mr. Torres is a managing director of Lilly Ventures Fund I LLC (“Lilly Ventures”) and may be deemed to be the indirect beneficial owner of the shares owned by Lilly Ventures. Mr. Torres disclaims beneficial ownership of the shares held by Lilly Ventures, except to the extent of his pecuniary interest arising therein.
(11)	Includes 15,441 shares issuable upon exercise of outstanding warrants and 173,704 shares issuable upon the exercise of options by all executive officers and directors exercisable within 60 days of May 15, 2015. See Notes (2) and (5) through (10) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2014 and 2013, compensation awarded or paid to, or earned by, the Company’s principal executive officer, principal financial officer and its one other most highly compensated executive offices at December 31, 2014 (the “named executive officers”).

	Year	Salary ($) (1)	Option Awards ($) (2)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Timothy C. Rodell, M.D.	2014	388,125	—	100,913	54	489,092
Chief Executive Officer and President	2013	388,125	—		54	388,179

C. Jeffrey Dekker, C.P.A.	2014	191,475	—	31,115	54	222,644
Vice President, Finance and Treasurer	2013	191,475	—	—	54	191,529

Kirk A. Christoffersen	2014	191,475	84,576	31,115	54	307,220
Vice President, Corporate Development	2013	188,756	—	—	54	188,810

(1)	The amounts reported under “Salary” in the above table represent the actual amounts paid during the calendar year. Because the Company’s actual pay dates do not always coincide with the first and last days of the year, these amounts may differ from the base salary amounts authorized by the Board and described in the narrative that follows.
(2)	The amounts reported under “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the effects of estimated forfeitures. The value of stock option awards granted prior to the Company’s initial public offering was estimated using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option grants may be found in Note 7 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 17, 2015.
(3)	Represents cash bonuses earned under the 2014 nonequity incentive plan. Cash bonuses earned in 2014 were paid in 2015. See “Executive Compensation” for descriptions of the 2014 nonequity incentive plan.
(4)	The amounts in this column represent life insurance premiums paid by the Company for the benefit of the named executive officer.

Narrative Disclosure to Summary Compensation Table

Employment Agreements or Arrangements

Timothy C. Rodell, M.D. Dr. Rodell serves as the Company’s President and Chief Executive Officer under an Employment and Retention Agreement dated July 1, 2014. Under his employment agreement, Dr. Rodell is entitled to receive an annual base salary of $388,125 subject to annual increases if approved by the Board or Compensation Committee and is eligible to receive an annual bonus as determined by the Board or Compensation Committee, in either’s sole discretion.

In January 2015, the Compensation Committee approved a 2015 base salary of $405,000 for Dr. Rodell, effective as of January 1, 2015. Dr. Rodell’s salary is subject to annual increases if approved by the Board or Compensation Committee and he is eligible to receive an annual bonus up to 40% of his base salary if he meets targets established by the Board, subject to the Company’s financial performance, as determined by the Board or Compensation Committee, in either’s sole discretion. In January 2015, the Board approved a cash bonus of $100,913 for Dr. Rodell based upon achievement of the strategic objectives and corporate goals as established by the Board and described in further detail below under the section titled “2014 Bonus Plan.”

The initial term of the Dr. Rodell’s employment agreement is three years, and the agreement will renew automatically at the end of the term unless either party notifies the other within 90 days of the agreement’s expiration of its or his desire to not renew the agreement or to renew the agreement on different terms. Under the terms of the employment agreement, in the event that the Company terminates Dr. Rodell’s employment without cause, or if Dr. Rodell resigns for good reason (other than in connection with a change-of-control of the Company), and provided that Dr. Rodell executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are as follows:

•	an amount equal to 12 months of his base salary then in effect, payable on the Company’s standard payroll dates; and

•	if Dr. Rodell elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of 12 months or until he qualifies for health insurance benefits from a new employer, whichever occurs first.

The agreement further provides that, upon termination of Dr. Rodell’s employment by the Company within two months prior or 12 months after the date on which the Company experiences a change-of-control (as defined in the agreement), and provided that Dr. Rodell executes a general release in favor of the Company, Dr. Rodell would receive an amount equal to 18 months of his base salary then in effect, payable on the Company’s standard payroll dates and, if Dr. Rodell elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of 18 months or until he qualifies for health insurance benefits from a new employer, whichever occurs first. In addition, the unvested, unexpired portion of Dr. Rodell’s stock options and/or equity awards, as applicable, will be accelerated in full and the term and period during which Dr. Rodell’s stock options may be exercised will be extended to the earlier of 12 months after the date his employment ended, or the expiration date of the option as set forth in the applicable stock option grant notice and/or agreement. For the purpose of Dr. Rodell’s employment agreement, “good reason” is defined as (i) a material reduction of Dr. Rodell’s salary or bonus target by more than ten percent; (ii) any request by the Company that Dr. Rodell relocate a distance of more than thirty-five miles; or (iii) following a change-of-control, Dr. Rodell’s benefits and responsibilities are materially reduced, or his base compensation or annual bonus target are reduced by more than ten percent.

C. Jeffrey Dekker, C.P.A. Mr. Dekker serves as the Company’s Vice President, Finance and Treasurer under an Employment and Retention Agreement dated July 1, 2014. Under his employment agreement, Mr. Dekker is entitled to receive an annual base salary of $191,475, subject to annual increases if approved by the Board or Compensation Committee and is eligible to receive an annual bonus as determined by the Board or Compensation Committee, in either’s sole discretion.

In January 2015, the Compensation Committee approved a 2015 base salary of $200,000 for Mr. Dekker, effective as of January 1, 2015. Mr. Dekker’s salary is subject to annual increases if approved by the Board or Compensation Committee and he is eligible to receive an annual bonus up to 25% of his base salary if he meets targets established by the Board, subject to the Company’s financial performance, as determined by the Board or Compensation Committee, in either’s sole discretion. On January 6, 2015, the Board approved a cash bonus of $31,115 for Mr. Dekker based upon the strategic objectives and corporate goals as established by the Board and described in further detail below under the section titled “2014 Bonus Plan.”

The initial term of Mr. Dekker’s agreement is for three years, and the agreement will renew automatically at the end of the term unless either party notifies the other within 90 days of the agreement’s expiration of its or his desire to not renew the agreement or to renew the agreement on different terms. Under the terms of the employment agreement, in the event that the Company terminates Mr. Dekker’s employment without cause, or if Mr. Dekker resigns for good reason (other than in connection with a change-of-control of the Company), and provided that Mr. Dekker executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are as follows:

•	an amount equal to six months of his base salary then in effect, payable on the Company’s standard payroll dates; and

•	if Mr. Dekker elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of six months or until he qualifies for health insurance benefits from a new employer, whichever occurs first.

The agreement further provides that, upon termination of Mr. Dekker’s employment by the Company within two months prior or 12 months after the date on which the Company experiences a change-of-control (as defined in the agreement), and provided that Mr. Dekker executes a general release in favor of the Company, Mr. Dekker would receive an amount equal to 12 months of his base salary then in effect, payable on the Company’s standard payroll dates and, if Mr. Dekker elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of 12 months or until he qualifies for health insurance benefits from a new employer, whichever occurs first. In addition, the unvested, unexpired portion of Mr. Dekker’s stock options and/or equity awards, as applicable, will be accelerated in full and the term and period during which Mr. Dekker’s stock options may be exercised will be extended to the earlier of 12 months after the date his employment ended, or the expiration date of the option as set forth in the applicable stock option grant notice and/or agreement. For the purpose of Mr. Dekker’s employment agreement, “good reason” is defined as (i) a material reduction of Mr. Dekker’s salary or bonus target by more than ten percent; (ii) any request by the Company that Mr. Dekker relocate a distance of more than thirty-five miles; or (iii) following a change-of-control, Mr. Dekker’s benefits and responsibilities are materially reduced, or his base compensation or annual bonus target are reduced by more than ten percent.

Kirk A. Christoffersen. Mr. Christoffersen serves as the Company’s Vice President, Corporate Development under an Employment and Retention Agreement dated July 1, 2014. Under his employment agreement, Mr. Christoffersen is entitled to receive an annual base salary of $191,475, subject to annual increases if approved by the Board or Compensation Committee and is eligible to receive an annual bonus as determined by the Board or Compensation Committee, in either’s sole discretion.

In January 2015, the Compensation Committee approved a 2015 base salary of $197,220 for Mr. Christoffersen, effective as of January 1, 2015. Mr. Christoffersen’s salary is subject to annual increases if approved by the Board or Compensation Committee and he is eligible to receive an annual bonus up to 25% of his base salary if he meets targets established by the Board, subject to the Company’s financial performance, as determined by the Board or Compensation Committee, in either’s sole discretion. In January 2015, the Board approved a cash bonus of $31,115 for Mr. Christoffersen based upon the strategic objectives and corporate goals as established by the Board and described in further detail below under the section titled “2014 Bonus Plan.”

The initial term of Mr. Christoffersen’s agreement is for three years, and the agreement will renew automatically at the end of the term unless either party notifies the other within 90 days of the agreement’s expiration of its or his desire to not renew the agreement or to renew the agreement on different terms. Under the terms of the employment agreement, in the event that the Company terminates Mr. Christoffersen’s employment without cause, or if Mr. Christoffersen resigns for good reason (other than in connection with a change-of-control of the Company), and provided that Mr. Christoffersen executes a general release in favor of the Company, he will be entitled to receive certain payments and other benefits, which are as follows:

•	an amount equal to six months of his base salary then in effect, payable on the Company’s standard payroll dates; and

•	if Mr. Christoffersen elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of six months or until he qualifies for health insurance benefits from a new employer, whichever occurs first.

The agreement further provides that, upon termination of Mr. Christoffersen’s employment by the Company within two months prior or 12 months after the date on which the Company experiences a change-of-control (as defined in the agreement), and provided that Mr. Christoffersen executes a general release in favor of the Company, Mr. Christoffersen would receive an amount equal to 12 months of his base salary then in effect, payable on the Company’s standard payroll dates and, if Mr. Christoffersen elects to continue coverage under the Company’s group health insurance plan, reimbursement of his insurance premiums (or in certain cases a taxable cash payment) for a period of 12 months or until he qualifies for health insurance benefits from a new employer, whichever occurs first. In addition, the unvested, unexpired portion of Mr. Christoffersen’s stock options and/or equity awards, as applicable, will be accelerated in full and the term and period during which Mr. Christoffersen’s stock options may be exercised will be extended to the earlier of 12 months after the date his employment ended, or the expiration date of the option as set forth in the applicable stock option grant notice and/or agreement. For the purpose of Mr. Christoffersen’s employment agreement, “good reason” is defined as (i) a material reduction of Mr. Christoffersen’s salary or bonus target by more than ten percent; (ii) any request by the Company that Mr. Christoffersen relocate a distance of more than thirty-five miles; or (iii) following a change-of-control, Mr. Christoffersen’s benefits and responsibilities are materially reduced, or his base compensation or annual bonus target are reduced by more than ten percent.

2014 Bonus Plan

Under the Company’s performance-based non-equity incentive plan, each executive officer is eligible for a discretionary annual cash incentive payment up to a specified target percentage of the executive officer’s salary. These annual cash bonuses are based upon the achievement of pre-specified corporate and individual performance objectives. Based on the recommendation of the Compensation Committee, the Board sets the target percentages at levels that, upon achievement of the target percentage, are likely to result in cash bonus payments that the Board believes to be approximately the level paid to high-performing executives of comparable companies in the biopharmaceutical industry.

At the end of each year, the Company’s Chief Executive Officer develops bonus recommendations for all executive officers other than himself based on GlobeImmune’s corporate accomplishments. These recommendations are subjective determinations that may vary, from time to time, depending on the overall strategic objectives, but relate generally to accomplishment of the established corporate goals, as well as factors such as development and progression of the Company’s existing product candidates, achievement of clinical and regulatory milestones, operational goals such as the expansion of the Company’s manufacturing capabilities, and financial factors such as raising and maintaining capital. The Compensation Committee then makes a final decision regarding cash bonus payments, if any, for the year. Whether or not a cash bonus is paid for any year is solely within the discretion of the Board.

For 2014, based upon recommendations of the Compensation Committee, the Board determined that the target annual bonus for Dr. Rodell would equal 40% of his annual base salary and the target annual bonuses for Mr. Dekker and Mr. Christoffersen would equal 25% of their respective annual base salaries. As a basis for these target performance bonuses, the Board established corporate and individual performance objectives in 2014, which were communicated to the named executive officers at that time. The corporate goals for the year included:

•	obtain financing sufficient to carry the Company into 2016;

•	complete enrollment of GI-6207-02 MTC trial;

•	complete enrollment and analysis of GI-6301-01 Phase 1 trial;

•	development support as needed for partnered programs;

•	select new infectious disease target and initiate development program; and

•	initiate manufacturing of one or more product candidates at large scale.

For 2014, each named executive officer’s individual goals consisted of the aforementioned corporate goals. In January 2015, the Compensation Committee recommended and approved bonuses of $100,913 for Dr. Rodell, $31,115 for Mr. Dekker and $31,115 for Mr. Christoffersen for the fiscal year 2014.

For 2015, based upon recommendations of the Compensation Committee, the Board determined that the target annual bonus for Dr. Rodell would equal 40% of his annual base salary and the target annual bonuses for Mr. Dekker and Mr. Christoffersen would equal 25% of their respective annual base salaries. The corporate and individual performance objectives for the fiscal year 2015 have yet to be determined by the Board.

Equity Incentive Compensation

The Board adopted the Company’s 2014 Equity Incentive Plan (“the 2014 Plan”), on April 25, 2014 and the Company’s stockholders approved the 2014 Plan on April 25, 2014. The 2014 Plan is the successor to and continuation of the 2002 Stock Incentive Plan (the “2002 Plan”). Any options still outstanding under the 2002 Plan will continue to be governed by their existing terms, but any shares subject to outstanding options granted under the 2002 Plan that would for any reason subsequently return to the share reserve of the 2002 Plan under its terms, will not return to the share reserve of the 2002 Plan but will become available for issuance pursuant to awards granted under the 2014 Plan.

In January 2015, the Compensation Committee granted stock options awards (the “Options”) to certain employees, including each of the named executive officers. The Options were granted under and in accordance with the terms and conditions of the 2014 Plan. Each of the Options will vest as to 25% of the underlying shares of common stock on January 6, 2016 and will vest as to the remaining underlying shares monthly over the following 36 months, provided in each case that the applicable employee remains employed by the Company through the applicable vesting date. The exercise price for each Option is $7.71, the closing price for the Company’s common stock on the Nasdaq Capital Market on the date of such grant.

Upon a change-of-control of the Company and the termination of the named executive officer within two months prior or 12 months after the date of the closing of the change-of-control, the remaining unvested option shares shall become fully vested and exercisable.

The following table sets forth the Options granted to each the named executive officers:

Executive Officer	Options Granted
Timothy C. Rodell, M.D.	39,480
Chief Executive Officer and President

C. Jeff Dekker, C.P.A.	11,772
Vice President, Finance and Treasurer

Kirk A. Christoffersen	11,773
Vice President, Corporate Development

Other Elements of Executive Compensation Program

The remaining elements of the Company’s executive compensation program, like its broader employee compensation programs, are intended to make the Company’s overall compensation program competitive with those of GlobeImmune’s peer companies, keeping in mind the constraints imposed on GlobeImmune by its reliance on capital markets as a primary source of cash. The remaining elements of the executive compensation program, (401(k) Plan, Medical, Dental, and Vision Plans, Life and Disability Insurance) are available to all the Company’s employees.

Compensation Risks

The Company believes its approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm the value or reward poor judgment by its executives. Several features of the Company’s programs reflect sound risk management practices. The Company believes it has allocated compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Company believes that the multi-year vesting of its equity awards properly account for the time horizon of risk. Furthermore, the Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 for all of the Company’s equity compensation plans:

	No. of Securities to be Issued Upon Exercise of Outstanding Options or Upon Vesting of Restricted Stock Units (a)		Weighted Average Exercise Price or Award Value of Outstanding Options and Awards ($) (b)	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a) (c)
Equity compensation plans approved by security holders	219,180	(1)	8.35	802,476

Total	219,180			802,476	(2)(3)

(1)	Stock Options granted under both the 2002 Plan and 2014 Plan.
(2)	Includes shares available under the 2014 Plan and the Employee Stock Purchase Plan.
(3)	The number of shares available under the 2014 Plan shall increase on an annual basis by an amount equal to 4.0% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year.

A description of the equity incentive plans the Company maintains is set forth in Note 7 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 17, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding stock options held by each of the named executive officers at December 31, 2014. All of these options were granted under the 2002 Plan. The named executive officers did not hold any restricted stock or other stock awards at the end of 2014.

	Number of Shares Underlying Unexercised Options (1)			Option Exercise Price ($)	Option Expiration Date
Name	(#) Exercisable	(#) Unexercisable (2)
Timothy C. Rodell, M.D.	41,413	—		$4.73	5/8/2016
	3,380	—		5.04	5/2/2017
	47,785	—		5.98	3/19/2018
	12,240	—		6.93	4/21/2019
	13,373	—		12.56	2/1/2020
	4,777	—		12.56	11/29/2020
	3,200	1,066	(3)	18.24	3/27/2022

C. Jeffrey A. Dekker, C.P.A.	3,185	—		4.73	5/8/2016
	359	—		5.04	5/2/2017
	2,134	—		5.98	3/19/2018
	1,051	—		8.52	9/23/2019
	1,017	—		12.56	2/1/2020
	409	—		10.07	3/16/2021
	6,612	2,204	(3)	18.24	3/27/2022

Kirk A. Christoffersen, M.B.A.	1,592	—		4.73	5/8/2016
	410	—		5.04	5/2/2017
	2,561	—		5.98	3/19/2018
	860	—		8.52	9/23/2019
	1,139	—		12.56	2/1/2020
	472	—		10.07	3/16/2021
	201	67	(3)	18.24	3/27/2022
	—	7,279	(4)	15.10	3/12/2024

(1)	These options have a 10-year term and vest over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remaining 75% of the shares subject to the option vesting in equal monthly installments thereafter over the next three years, subject to the recipient’s continued employment with the Company through such vesting dates.
(2)	This column shows options that were unvested as of December 31, 2014.
(3)	Options vest in monthly installments through December 7, 2015.
(4)	Options vest in monthly installments through January 1, 2018.

Director Compensation

The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned Or Paid in Cash ($)	Total ($)
William Freytag	$41,000	$41,000
Augustine Lawlor	21,250	21,250
Dan Mitchell	27,250	27,250
Penina Safer (1)	9,625	9,625
Ed Torres	25,000	25,000

(1)	On September 30, 2014, Dr. Safer resigned from the Company’s Board.

In 2014, non-employee directors were compensated for their service on the Company’s Board, as follows:

•	The Chairman of the Board was entitled to an annual retainer fee of $72,000, which is paid on a quarterly basis.

•	Each non-employee director was entitled to an annual retainer fee of $35,000, which is paid on a quarterly basis.

•	As additional compensation for their services, each non-employee director, upon joining the Board, was entitled to an initial grant of options to purchase 3,418 shares of the Company’s common stock under the 2014 Plan and an annual grant of an additional 1,697 shares of the Company’s common stock under the 2014 Plan. No grants were made in 2014 as all of the Board members were existing Board members at the time of the initial public offering. The first annual grants will be made at annual meeting of the stockholders on July 9, 2015.

•	The Audit Committee chair was entitled to receive an additional $15,000 for service as the Audit Committee chair, which is paid on a quarterly basis.

•	Each of the members of the Audit Committee, other than the chair, was entitled to receive an additional $7,500 for his or her service on the Audit Committee, which is paid on a quarterly basis.

•	The Compensation Committee chair was entitled to receive an additional $10,000 for service as the Compensation Committee chair, which is paid on a quarterly basis.

•	Each of the members of the Compensation Committee, other than the chair, was entitled to receive an additional $5,000 for his or her service on the Audit Committee, which is paid on a quarterly basis.

•	The Nominating and Corporate Governance Committee chair was entitled to receive an additional $7,000 for service as the Nominating and Corporate Governance Committee chair, which is paid on a quarterly basis.

•	Each of the members of the Nominating and Corporate Governance Committee, other than the chair, was entitled to receive an additional $3,500 for his or her service on the Nominating and Corporate Governance Committee, which is paid on a quarterly basis.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions

The following is a description of transactions since January 1, 2013 to which GlobeImmune has been a party, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets as of the end of the last two fiscal years, and in which any of the Company’s directors, executive officers or, to its knowledge, beneficial owners of more than five percent of the Company’s capital stock had or will have a direct or indirect material interest, other than compensation, termination and change-of-control arrangements. The Company believes that the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Appointment of Executive Officer

In December 2013, the Company promoted Kirk A. Christoffersen to the position of Vice President, Corporate Development. This promotion and his annual salary of $191,475 were approved by the Board and recommended by the Compensation Committee, both of which his father, Dr. Ralph E. Christoffersen, was a member.

Participation in GlobeImmune’s Initial Public Offering

In July 2014, the following directors, executive officers and beneficial owners of greater than 5% of the Company’s capital stock and certain of their affiliates, purchased an aggregate of 695,000 shares of the Company’s common stock in GlobeImmune’s initial public offering at the offering price of $10.00 per share:

Beneficial Owner	Shares purchased	Total purchase price
Celgene Corporation	200,000	$2,000,000
HealthCare Ventures VII, L.P.	190,000	1,900,000
Morgenthaler Partners VII, L.P.	130,000	1,300,000
Lilly Ventures Fund I, LLC (1)	85,000	850,000
Entities affiliated with Sequel Limited Partnership III	75,000	750,000
Dan Mitchell	10,000	100,000
Tim Rodell	5,000	50,000

Total	695,000	$6,950,000

(1)	Immediately prior to the completion of the initial public offering Lilly Ventures Fund I, LLC was the beneficial owner of 5.1% of the Company’s outstanding capital stock.

Policies and Procedures for Related Party Transactions

In order to avoid actual or potential conflicts of interest, the Board has adopted a policy that the Company’s executive officers, directors, director nominees and 5% stockholders, their immediate family members and any entity in which such person is an executive, partner or principal or in which such person has a 5% or greater beneficial ownership interest are not permitted to enter into a transaction with the Company in which the amount involved exceeds $120,000 without the prior consent of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee is to consider the relevant facts of the transaction, including, but not limited to, the terms available to or from, as the case may be, unrelated third parties. The Board has determined that transactions involving compensation for services provided to the Company as an employee, consultant or a director and transactions in which a related party’s participation is solely due to his or her position as a director of an entity that is participating such transaction will not be subject to this policy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2016 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is January 29, 2016. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals not to be included in next year’s proxy materials and director nominations including a requirement that the Company receive notice of any proposal or nomination no later than the close of business on April 10, 2016, nor earlier than on March 10, 2016. The Company’s Bylaws may be obtained by writing to Corporate Secretary, GlobeImmune, Inc., 1450 Infinite Drive, Louisville, CO 80027.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GlobeImmune stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or GlobeImmune. Direct your written request to Corporate Secretary, GlobeImmune, Inc., 1450 Infinite Drive, Louisville, CO 80027 or contact Company’s Secretary at (303) 625-2744. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

C. Jeffrey Dekker

Vice President, Finance, Treasurer and Secretary

May 22, 2015

Copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 are each available without charge upon written request to: Corporate Secretary, GlobeImmune, Inc., 1450 Infinite Drive, Louisville, CO 80027.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Mountain Time, on July 8, 2015.
Vote by Internet
• Go to www.envisionreports.com/GBIM
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. To elect five nominees for director, each to serve until the 2016 Annual Meeting of Stockholders and until his successor has been elected and qualified. The Company’s
Board of Directors intends to present the following individuals as its nominees for election as directors: +
For Withhold For Withhold For Withhold
01—Timothy C. Rodell, M.D. 02—J. William Freytag, Ph.D. 03—Augustine J. Lawlor
04—Dan J. Mitchell 05—S. Edward Torres
For Against Abstain
2. To ratify the selection by the Audit Committee of the Board 3. To transact such other business as may properly come before the meeting or any of Directors of EKS&H LLLP as the independent registered adjournment or postponement thereof. public accounting firm of the Company for its fiscal year ending December 31, 2015; and
B Non-Voting Items
Change of Address — Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1UPX +
023PVC

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy — GlobeImmune, Inc.
Notice of 2015 Annual Meeting of Stockholders
1450 Infinite Drive, Louisville, Colorado 80027
Proxy Solicited by the Board of Directors for Annual Meeting — July 9, 2015
Timothy C. Rodell and C. Jeffrey Dekker, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of GlobeImmune, Inc. to be held on Thursday, July 9, 2015 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposal 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)